News Release

Unisys Announces Fourth-Quarter and Full-Year 2016 Financial Results, Achieves Full-Year Financial Guidance

Full Year 2016:

•	Operating cash flow increased by $217 million year over year to $218 million in 2016

•	Adjusted free cash flow(5) was $278 million, ahead of guidance of $160-200 million and up $283 million year over year

•	Operating profit margin was 2 percent, up 350 basis points year over year

•	Non-GAAP operating profit(4) margin was in line with guidance at 7.7 percent, up 190 basis points year over year

•	Revenue was in line with guidance at $2.8 billion

•	Diluted loss per share of $ (0.95), a year over year improvement relative to $(2.20) in 2015

•	Total Contract Value (TCV)(1) signed increased by 13 percent versus 2015

4Q 2016:

•	Operating cash flow increased by 7 percent year over year to $117 million

•	Adjusted free cash flow was flat year over year at $117 million

•	Operating profit margin was 5 percent, up 290 basis points year over year

•	Revenue was $722 million relative to $790 million in the prior year quarter

BLUE BELL, Pa., January 26, 2017 - Unisys Corporation (NYSE: UIS) today reported fourth-quarter and full-year 2016 results in line with full-year guidance on revenue and non-GAAP operating profit margin, and ahead of full-year guidance for adjusted free cash flow. Additionally, the company saw strong contract signings during 2016, with TCV signed up 13 percent year over year. The company also exceeded its cost-reduction goal, exiting 2016 with $205 million of annualized cost savings, relative to a plan of $200 million.

“Our 2016 results deliver on our full-year revenue and non-GAAP operating profit margin guidance and exceed our full-year guidance on adjusted free cash flow. They demonstrate a commitment to execution against the goals we set out at the beginning of the year, including improving our cost structure and cash flow,” said Unisys President and CEO Peter Altabef. “As we look to the year ahead, we intend to continue our disciplined financial focus, executing on our vertical go-to-market strategy and differentiating our offerings by building leading security into our full solution set.”

Summary of Full-Year 2016 Business Results
Company:

In 2016, operating cash flow increased by $217 million versus 2015 to $218 million. The company generated free cash flow of $71 million for the year, an improvement of $284 million year-over-year. Adjusted free cash flow for the year of $278 million increased $283 million from 2015 and exceeded full-year guidance. Improvements to free cash flow and adjusted free cash flow were driven principally by a significant improvement in cash flow from operations, in addition to an over 30 percent year-over-year decline in capital expenditures in 2016, reflecting the company’s shift to a more asset-lite business model.

2016 operating profit margin of 2 percent, which includes cost-reduction and other charges and pension expense, was up 350 basis points year over year. Non-GAAP operating profit margin for 2016 was 7.7 percent, up 190 basis points versus 2015 and in line with full-year guidance. As of the end of 2016, the company had achieved $205 million of annualized cost savings, slightly ahead of the previously-announced plan exiting 2016. The company still anticipates $230 million of annualized cost savings are achievable exiting 2017, within the previous estimate of $300 million of costs to achieve the savings.

Revenue for the year of $2.8 billion was in line with full-year guidance, representing a decline of 6 percent year over year or 4 percent on a constant-currency(2) basis. The company saw strong contract signings during the year, with TCV signed up 13 percent versus 2015.

During the fourth quarter, the company paid down $115 million of its Senior Notes due 2017, and at December 31, 2016, the company had $371 million in cash.

Services:

Services revenue, which represented 85 percent of full-year total revenue, declined by 8 percent to $2.4 billion, down 5 percent in constant currency. Services backlog ended the year at $3.9 billion,

versus $4.1 billion last quarter. Services gross margin was up 40 basis points versus 2015 at 16 percent, reflecting ongoing efforts to enhance the efficiency of the Services business. Services operating profit margin was down 40 basis points to 2 percent, largely driven by increased SG&A related to ongoing investments in improving the company’s capabilities, including hiring additional domain experts for some of our focus industries.

Technology:

Technology revenue, which represented 15 percent of total revenue, was up 1 percent year over year to $414 million, up 2 percent in constant currency. Technology gross margin improved to 60 percent from 55 percent in 2015. Technology operating profit margin improved to 37 percent from 25 percent in the prior year, reflective of the cost-reduction program.

Summary of Fourth-Quarter 2016 Business Results
Company:

Operating cash flow in the fourth quarter 2016 increased 7 percent year over year to $117 million. The company generated free cash flow of $77 million for the fourth quarter, an improvement of 21 percent year over year. Adjusted free cash flow in the fourth quarter of $117 million was flat relative to the prior year.

Fourth-quarter 2016 operating profit margin of 5 percent, which includes cost-reduction and other charges and pension expense, was up 290 basis points year over year. Fourth-quarter 2016 non-GAAP operating profit margin was 10 percent, down 240 basis points year over year, largely driven by lower year-over-year Technology revenue and margins in addition to lower Services operating margins.

Revenue of $722 million declined 9 percent year over year or 8 percent on a constant-currency basis.

Services:

Services revenue in the fourth quarter, which represented 83 percent of total revenue, declined by 8 percent to $597 million, down 7 percent in constant currency. Services gross margin was up 100 basis points year over year to 17 percent, reflective of ongoing cost-cutting efforts and improvements to efficiency within the Services business. Services operating profit margin was down 110 basis points to 3 percent, largely driven by increased SG&A related to ongoing investments in improving the company’s go-to-market capabilities, including hiring additional domain experts for some of our focus industries.

Technology:

Technology revenue in the fourth quarter, which represented 17 percent of total revenue, was down 11 percent year over year, at $125 million versus $141 million in the same quarter last year. This decline was anticipated, given the first nine months of the year were stronger than expected for Technology. Technology operating profit margin declined to 39 percent from 47 percent in the prior year, reflective in part of the year-over-year decline in revenues.

Continued Execution on Business Strategy
The company in the fourth quarter entered into several key contracts in each of its sectors of focus:

•
U.S. Federal: A $51.8 million contract from a civilian government agency for support services and technology upgrades for the agency’s ClearPath Forward hosting services. The base period of the contract is nine months, followed by four one-year options.

•
Public: A contract with state-owned Dataprev, the largest social security data processing company in Brazil. Dataprev has signed a contract for new ClearPath Forward platforms in order to support growth initiatives and enhance customer service.

•
Financial Services: Nationwide Building Society, the world's largest building society, expanded the services Unisys delivers by selecting the company’s Data Exchange solution to support a major data and analytics management program. The program is tasked with ensuring the congruency of big data in motion as information moves from core databases to other repositories. In addition to maintaining the integrity of data, the solution is designed to make information available much more quickly to meet new regulations and industry demands.

•	Commercial: We renewed and expanded a contract with Dell for three years to provide onsite field services, and enterprise and client service in support of roughly 240,000 annual onsite incidents.

Conference Call
Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Total Contract Value - TCV is the estimated total contractual revenue related to signed contracts including option years and without regard for cancellation.

(2) Constant currency - The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (GAAP), the company’s results reflect charges that the company believes are not indicative of its ongoing operations and that can make its profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of pension and cost-reduction and other expense. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(3) Free cash flow - The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts required for reinvestment.

(4) Non-GAAP operating profit - The company recorded pretax pension expense and pretax charges in connection with cost-reduction activities and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance.

(5) Adjusted free cash flow - Because inclusion of the company’s pension contributions and cost-reduction payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments and is more indicative of its on-going operations. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

About Unisys
Unisys is a global information technology company that specializes in providing industry-focused solutions integrated with leading-edge security to clients in the government, financial services and commercial markets. Unisys offerings include security solutions, advanced data analytics, cloud and infrastructure services, application services and application and server software. For more information, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, total contract value or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning total contract value are based, in part, on the assumption that all options of the contracts included in the calculation of such value will be exercised and that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include the company’s ability to effectively anticipate and respond to volatility and rapid technological innovation in its industry; the company’s ability to improve margins in its services business; the company’s ability to sell new products while maintaining its installed base in its technology business; the company’s ability to access financing markets to refinance its outstanding debt; the company’s ability to realize anticipated cost savings and to successfully implement its cost reduction initiatives to drive efficiencies across all of its operations; the company’s significant pension obligations and requirements to make significant cash contributions to its defined benefit plans; the company’s ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; the risks of doing business internationally when a significant portion of the company’s revenue is derived from international operations; the potential adverse effects of aggressive competition in the information services and technology marketplace; the company’s ability to retain significant clients; the company’s contracts may not be as profitable as expected or provide the expected level of revenues; cybersecurity breaches could result in significant costs and could harm the company’s business and reputation; a significant disruption in the company’s IT systems could adversely affect the company’s business and reputation; the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the performance and capabilities of third parties with whom the company has commercial relationships; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters; contracts with U.S. governmental agencies may subject the company to audits, criminal penalties, sanctions and other expenses and fines; the potential for intellectual property infringement claims to be asserted against the company or its clients; the possibility that pending litigation could affect the company’s results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-K and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com

###

RELEASE NO.: 0126/9477

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue
Services	$596.5	$649.1	$2,406.3	$2,605.6
Technology	125.2	140.8	414.4	409.5
	721.7	789.9	2,820.7	3,015.1
Costs and expenses
Cost of revenue:
Services	498.8	592.0	2,092.9	2,306.7
Technology	62.7	38.9	169.2	167.5
	561.5	630.9	2,262.1	2,474.2
Selling, general and administrative	109.8	130.0	455.6	519.6
Research and development	14.9	13.2	55.4	76.4
	686.2	774.1	2,773.1	3,070.2
Operating profit (loss)	35.5	15.8	47.6	(55.1)
Interest expense	7.5	3.6	27.4	11.9
Other income (expense), net	(3.4)	0.2	0.3	8.2
Income (loss) before income taxes	24.6	12.4	20.5	(58.8)
Provision for income taxes	23.0	11.1	57.2	44.4
Consolidated net income (loss)	1.6	1.3	(36.7)	(103.2)
Net income attributable to noncontrolling interests	2.8	0.2	11.0	6.7
Net income (loss) attributable to Unisys Corporation	$(1.2)	$1.1	$(47.7)	$(109.9)
Earnings (loss) per share attributable to Unisys Corporation
Basic	$(0.02)	$0.02	$(0.95)	$(2.20)
Diluted	$(0.02)	$0.02	$(0.95)	$(2.20)
Shares used in the per share computations (in thousands)
Basic	50,085	49,937	50,060	49,905
Diluted	50,085	50,049	50,060	49,905

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	Eliminations	Services	Technology
Three Months Ended December 31, 2016
Customer revenue	$721.7		$596.5	$125.2
Intersegment		$(5.3)	—	5.3
Total revenue	$721.7	$(5.3)	$596.5	$130.5
Gross profit percent	22.2%		17.2%	59.2%
Operating profit (loss) percent	4.9%		2.5%	39.3%
Three Months Ended December 31, 2015
Customer revenue	$789.9		$649.1	$140.8
Intersegment		$(8.4)	—	8.4
Total revenue	$789.9	$(8.4)	$649.1	$149.2
Gross profit percent	20.1%		16.2%	68.4%
Operating profit (loss) percent	2.0%		3.6%	46.8%

	Total	Eliminations	Services	Technology
Year Ended December 31, 2016
Customer revenue	$2,820.7		$2,406.3	$414.4
Intersegment		$(22.6)	—	22.6
Total revenue	$2,820.7	$(22.6)	$2,406.3	$437.0
Gross profit percent	19.8%		16.2%	59.9%
Operating profit (loss) percent	1.7%		1.9%	37.0%
Year Ended December 31, 2015
Customer revenue	$3,015.1		$2,605.6	$409.5
Intersegment		$(49.0)	0.1	48.9
Total revenue	$3,015.1	$(49.0)	$2,605.7	$458.4
Gross profit percent	17.9%		15.8%	55.3%
Operating profit (loss) percent	(1.8)%		2.3%	24.8%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	December 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$370.6	$365.2
Accounts and notes receivable, net	505.8	581.6
Inventories:
Parts and finished equipment	14.0	20.9
Work in process and materials	15.0	22.9
Prepaid expenses and other current assets	121.9	120.9	*
Total	1,027.3	1,111.5	*
Properties	886.6	876.6
Less-Accumulated depreciation and amortization	741.3	722.8
Properties, net	145.3	153.8
Outsourcing assets, net	172.5	182.0
Marketable software, net	137.0	138.5
Prepaid postretirement assets	33.3	45.1
Deferred income taxes	146.1	127.4	*
Goodwill	178.6	177.4
Other long-term assets	181.5	194.3	*
Total	$2,021.6	$2,130.0	*
Liabilities and deficit
Current liabilities
Notes payable	$—	$65.8
Current maturities of long-term-debt	106.0	11.0
Accounts payable	189.0	219.3
Deferred revenue	337.4	335.1
Other accrued liabilities	349.2	329.9	*
Total	981.6	961.1	*
Long-term debt	194.0	233.7	*
Long-term postretirement liabilities	2,292.6	2,111.3
Long-term deferred revenue	117.6	123.3
Other long-term liabilities	83.2	79.2	*
Commitments and contingencies
Total deficit	(1,647.4)	(1,378.6)
Total	$2,021.6	$2,130.0	*

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities
Consolidated net income (loss)	$(36.7)	$(103.2)
Add (deduct) items to reconcile consolidated net loss to net cash provided by (used for) operating activities:
Foreign currency transaction losses	0.4	8.4
Non-cash interest expense	7.0	—
Loss on debt extinguishment	4.0	—
Employee stock compensation	9.5	9.4
Depreciation and amortization of properties	38.9	57.5
Depreciation and amortization of outsourcing assets	51.9	55.7
Amortization of marketable software	64.8	66.9
Other non-cash operating activities	1.9	4.6
Disposals of capital assets	6.2	9.7
Pension contributions	(132.5)	(148.3)
Pension expense	82.7	108.7
Decrease in deferred income taxes, net	2.7	1.2
Decrease (increase) in receivables, net	87.3	(11.5)
Decrease (increase) in inventories	15.3	(3.7)
Increase (decrease) in accounts payable and other accrued liabilities	7.1	(61.1)
Decrease in other liabilities	(9.2)	(7.5)
Decrease in other assets	16.9	14.4
Net cash provided by (used for) operating activities	218.2	1.2
Cash flows from investing activities
Proceeds from investments	4,455.9	3,831.6
Purchases of investments	(4,490.0)	(3,806.2)
Investment in marketable software	(63.3)	(62.1)
Capital additions of properties	(32.5)	(49.6)
Capital additions of outsourcing assets	(51.3)	(102.0)
Other	(1.0)	10.4
Net cash used for investing activities	(182.2)	(177.9)
Cash flows from financing activities
Proceeds from issuance of long-term debt	213.5	31.8
Payments for capped call transactions	(27.3)	—
Issuance costs relating to long-term debt	(7.3)	—
Payments of long-term debt	(129.8)	(10.4)
Proceeds from exercise of stock options	—	3.7
Net (payments) proceeds from short-term borrowings	(65.8)	65.8
Financing fees	—	(0.3)
Net cash provided by financing activities	(16.7)	90.6
Effect of exchange rate changes on cash and cash equivalents	(13.9)	(43.0)
Increase (decrease) in cash and cash equivalents	5.4	(129.1)
Cash and cash equivalents, beginning of period	365.2	494.3
Cash and cash equivalents, end of period	$370.6	$365.2

UNISYS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months		Year Ended
		Ended December 31,		December 31,
		2016	2015	2016	2015
	GAAP net income (loss) attributable to Unisys Corporation common shareholders	$(1.2)	$1.1	$(47.7)	$(109.9)

Cost reduction and other expense:	pretax	18.7	52.5	90.4	122.5
	tax provision (benefit)	0.7	(1.0)	(4.0)	(6.0)
	net of tax	19.4	51.5	86.4	116.5

Pension Expense:	pretax	19.7	27.2	82.7	108.7
	tax provision (benefit)	0.6	(0.5)	1.5	(2.1)
	net of tax	20.3	26.7	84.2	106.6

	Non-GAAP net income (loss) attributable to Unisys Corporation common shareholders	38.5	79.3	122.9	113.2

	Add interest expense on convertible notes	4.7	—	14.5	—

	Non-GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share	$43.2	$79.3	$137.4	$113.2

	Weighted average shares (thousands)	50,085	49,937	50,060	49,905

Plus incremental shares from assumed conversion:
	Employee stock plans	402	111	231	150
	Convertible notes	21,868	—	17,230	—

	Non-GAAP adjusted weighted average shares	72,355	50,049	67,523	50,055

	Diluted earnings (loss) per share

	GAAP basis
	GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share	$(1.2)	$1.1	$(47.7)	$(109.9)

	Divided by adjusted weighted average shares	50,085	50,049	50,060	49,905

	GAAP diluted earnings (loss) per share	$(0.02)	$0.02	$(0.95)	$(2.20)

	Non-GAAP basis
	Non-GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share	$43.2	$79.3	$137.4	$113.2

Divided by Non-GAAP adjusted weighted average shares		72,355	50,049	67,523	50,055

Non-GAAP diluted earnings (loss) per share		$0.60	$1.58	$2.03	$2.26

UNISYS CORPORATION
RECONCILIATION OF GAAP OPERATING PROFIT TO NON-GAAP OPERATING PROFIT
(Unaudited)
(Millions)

	Three Months		Year Ended
	Ended December 31,		December 31,
	2016	2015	2016	2015
GAAP operating profit (loss)	$35.5	$15.8	$47.6	$(55.1)

Cost reduction and other expense	14.7	52.5	86.4	122.5

FAS87 pension expense	19.7	27.2	82.7	108.7

Non-GAAP operating profit (loss)	$69.9	$95.5	$216.7	$176.1

Customer Revenue	$721.7	$789.9	$2,820.7	$3,015.1
GAAP operating profit (loss) %	4.9%	2.0%	1.7%	(1.8)%
Non-GAAP operating profit (loss) %	9.7%	12.1%	7.7%	5.8%

UNISYS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months		Year Ended
	Ended December 31,		December 31,
	2016	2015	2016	2015
Cash provided by (used for) operations	$116.9	$109.7	$218.2	$1.2
Additions to marketable software	(16.2)	(15.3)	(63.3)	(62.1)
Additions to properties	(14.2)	(9.4)	(32.5)	(49.6)
Additions to outsourcing assets	(9.9)	(21.6)	(51.3)	(102.0)
Free cash flow	76.6	63.4	71.1	(212.5)
Pension funding	28.5	32.7	132.5	148.3
Cost reduction and other payments	11.7	20.9	74.0	58.5
Adjusted free cash flow	$116.8	$117.0	$277.6	$(5.7)

UNISYS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months		Year Ended
	Ended December 31,		December 31,
	2016	2015	2016	2015
Net income (loss) attributable to Unisys Corporation common shareholders	$(1.2)	$1.1	$(47.7)	$(109.9)
Net income attributable to noncontrolling interests	2.8	0.2	11.0	6.7
Interest expense, net of interest income of $2.7, $2.5, $11.2, $9.2 respectively *	4.8	1.1	16.2	2.7
Provision for income taxes	23.0	11.1	57.2	44.4
Depreciation	22.5	37.9	90.8	113.2
Amortization	16.8	16.6	64.8	66.9
EBITDA	$68.7	$68.0	$192.3	$124.0

Pension Expense	19.7	27.2	82.7	108.7
Cost reduction and other expense **	17.5	36.5	89.2	102.6
Non-cash share based expense	1.8	1.5	9.5	9.4
Other (income) expense adjustment***	6.1	2.3	10.9	1.0
Adjusted EBITDA	$113.8	$135.5	$384.6	$345.7

* Included in Other (income) expense, net on the Consolidated Statements of Income
** Adjusted to exclude duplication of Depreciation and Amortization
*** Other (income) expense, net as reported on the Consolidated Statements of Income less Interest income